Exhibit 5.2

Our File No.      229955
              Date      October 14, 2014

To the Board of Directors
Great Panther Silver Limited
800-333 Seymour Street
Vancouver, British Columbia
Canada V6B 5A6

Dear Sirs/Mesdames:

Re:	Great Panther Silver Limited
Registration Statement on Form F-10

We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Great Panther Silver Limited on October 14, 2014, as such may thereafter be amended or supplemented, and in the base shelf prospectus included therein, under the heading “Legal Matters”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by section 7 of the Securities Act of 1933, as amended.

Yours truly,

“McMillan LLP”

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